EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated June 27, 2002 appearing on page 30 of NIKE, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2002.



/s/ PRICEWATERHOUSECOOPERS LLP
______________________________

PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
April 29, 2003